Exhibit 11

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING	787 SEVENTH, AVENUE NEW YORK, NEW YORK10019 TELEPHONE 212-839-5300 FACSIMILE 212-839-5599 www.sidley.com FOUNDED 1866	LOS ANGELES

BRUSSELS		NEW YORK

CHICAGO		SAN FRANCISCO

DALLAS		SHANGHAI

GENEVA		TOKYO

HONG KONG		WASHINGTON, D.C.

LONDON

WRITER’S DIRECT NUMBER		WRITER’S E-MAIL ADDRESS

April __, 2004

MuniYield Insured Fund, Inc. 800 Scudders Mill Road Plainsboro, New Jersey 08536 Ladies and Gentlemen:

We have acted as counsel for MuniYield Insured Fund, Inc. (the “Fund”) in connection with the proposed acquisition by the Fund of substantially all of the assets, and the proposed assumption by the Fund of substantially all of the liabilities, of MuniInsured Fund, Inc. (“MuniInsured”), and the simultaneous distribution to MuniInsured of an equal aggregate value of newly-issued shares of common stock of the Fund, plus cash in lieu of fractional shares (collectively, the “Reorganization”). This opinion is furnished in connection with the Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to shares of common stock, par value $0.10 per share, of the Fund (the “Shares”), to be issued in the Reorganization.

As counsel for the Fund, we are familiar with the proceedings taken by the Fund and to be taken by the Fund in connection with the authorization and issuance of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended and supplemented, the By-laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Reorganization, by and between the Fund and MuniInsured (the “Agreement and Plan”), as set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the “Proxy Statement and Prospectus”), the Shares, upon issuance and delivery in the manner referred to in the Agreement and Plan, against payment of the consideration set forth in Agreement and Plan, will be legally issued, fully paid, and non-assessable shares of common stock of the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.

Very truly yours, /s/ Sidley Austin Brown & Wood LLP